Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: May 20, 2020

Discovery, Inc.

By:	/s/ Tara L. Smith
Name: Tara L. Smith
Title: Senior Vice President, Securities & Executive Compensation and Assistant Secretary

Scripps Networks Interactive, Inc.

By:	/s/ Tara L. Smith
Name: Tara L. Smith
Title: Senior Vice President and Secretary

Networks Holdings, Inc.

By:	/s/ Tara L. Smith
Name: Tara L. Smith
Title: Senior Vice President and Secretary

Scripps Networks, LLC

By:	/s/ Tara L. Smith
Name: Tara L. Smith
Title: Senior Vice President and Secretary